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                                                                     EXHIBIT 4.4


                      NONQUALIFIED STOCK OPTION AGREEMENT             NQSO__


                 THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into on __________, 19__, by and between WANDERLUST INTERACTIVE, INC., a Delaware corporation ("Company"), and ____________________ ("Optionee").

         1. Grant of Option. The Company hereby irrevocably grants to the Optionee, on the terms and subject to the conditions set forth in this Agreement, the right and option (the "Option") to purchase all or any part of an aggregate of _______ shares (the "Option Shares") of the Company's common stock, such number being subject to adjustment as provided in Section 8 hereof. It is understood by the parties hereto that the Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Option Exercise Price.  The exercise price for the Option
Shares shall be $_____ per share. The exercise price shall be paid in full as provided in Section 9 hereof.

         3. Term of Option. Subject to the provisions of Section 7 hereof, the term of the Option shall for a period of ____ (__) years from the date hereof.

         4. Exercisability of Option.

                 4.1 Exercise Period. Subject to the provisions of Section 4(b) hereof, the Option shall be exercisable in accordance with the following schedule:

                                                           Percentage (Number)
                                                           of Option Shares
               Date                                           Purchasable
               ----                                        -------------------
           On or after ______, 19__                             ___% (___)
           On or after ______, 19__                             ___% (___)
           On or after ______, 19__                             ___% (___)

The Optionee's right to exercise the Option shall be cumulative as to the Option Shares covered thereby.

                 4.2 Registration of Option Shares. The Company's grant of the Option is based upon the assumption that the Optionee's exercise of the Option and the Company's issuance of the Option Shares as a result of such exercise will be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). In the event that the Company's assumption is erroneous, the Option may not be exercised unless and until a registration statement under the Securities Act relating to the Option Shares shall be in effect, or
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unless and until the issuance of the Option Shares upon the exercise of the
Option shall be exempt from registration under the Securities Act, in either of which events the term of the Option shall be deemed to have been automatically extended through and including a period of ninety (90) days from and after the date that such registration statement under the Securities Act relating to the Option Shares first becomes effective or the date that the issuance of the Option Shares upon the exercise of the Option first becomes exempt from registration under the Securities Act, as the case may be. In this regard, the Company shall use its best efforts to either register the Option Shares in accordance with the registration requirements of the Securities Act or to comply with any exemption therefrom with regard to the issuance of the Option Shares. The Company shall promptly notify Optionee of any automatic extension in the term of the Option in the event the foregoing provisions become applicable. In all events, the Optionee shall give a written representation satisfactory to legal counsel to the Company upon his exercise of the Option that he is acquiring the Option Shares for investment purposes and not with a view to, or for resale in connection with, the distribution of any Option Shares or other securities of the Company.

         5. No Shareholder Rights Prior to Exercise. The Optionee shall not have any of the rights of a shareholder of the Company with respect to the Option Shares except to the extent that one or more certificates for the Option Shares shall be delivered to him upon the due exercise of the Option.

         6. Nontransferability of Option. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except upon the death of the Optionee), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         7. Nonsurvival of Company. Where dissolution or liquidation of the Company or any merger or combination in which the Company is not the surviving corporation is involved, the Option shall terminate as of the effective date of such liquidation, dissolution, merger or combination to the extent that the Option is not assumed by, or replaced by equivalent options granted by, the surviving corporation, if any, in such liquidation, dissolution, merger or combination.

         8. Changes in Capital Structure. In the event that the outstanding shares of common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split
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or reverse stock split, the rights of the Optionee shall be appropriately adjusted both as to the number of Option Shares and the exercise price for the Option Shares.

         9.  Method of Exercising Option.

                          (a) Subject to the terms and conditions of the
Plan and this Agreement, the Option may be exercised by written notice ("Exercise Notice") from the Optionee or other person entitled to exercise the Option delivered to the Company stating the election to exercise the Option and the number of the Option Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. The Exercise Notice shall be accompanied by the full exercise price for the Option Shares in respect of which the Option is being exercised. In the event the Option shall be exercised by any person or persons other than the Optionee, the Exercise Notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

                          (b) Payment of the exercise price shall be made:
(i) in cash or by certified check or by bank draft made payable to the Company;
(ii) subject to any legal restrictions on the repurchase or redemption of shares of the Company's common stock by the Company, by the delivery of shares of the Company's common stock having a then "fair market value" equal to the aggregate purchase price in respect of the Option Shares then being purchased, which "fair market value" shall be determined in accordance with the provisions of Article 7(a) of the Plan; or (iii) any combination of (i) or (ii) above.

                          (c) The certificate or certificates for the
Option Shares in respect of which the Option shall have been exercised shall be registered in the name of the person or persons exercising the Option, or, if the Option is exercised by the Optionee and if the Optionee shall so request in the Exercise Notice, shall be registered either in the name of the Optionee and his spouse jointly, with right of survivorship, or in the name of himself and/or his spouse as trustee(s) of a trust for the benefit of himself and/or his spouse, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option.

All of the Option Shares purchased upon the exercise of the Option as provided herein shall, when issued, be fully paid and nonassessable.

         10. Restrictions on Transfer of Option Shares. Optionee, by acceptance of this Option, represents and warrants to the Company as follows:

                          (a) Optionee has been advised and understands
that: (i) the Option has been issued in reliance upon exemptions from registration under the Securities Act and applicable state statutes; (ii) the exercise of the Option and resale of the Option Shares have not been registered under the Securities Act or applicable state statutes and the Option Shares must be held and may not be sold, transferred or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; (iii) the Company is under no obligation to register the resale of the Option Shares under the Securities Act or the applicable state statutes; (iv) in the absence of registration under the Securities Act, the resale of the Option Shares may be practicably impossible; and (v) the Company's registrar and transfer agent will maintain stop-transfer instructions against registration or transfer of the Option Shares and any certificate issued upon exercise of the Option representing the Option Shares will bear on its face a legend in substantially the following form restricting the resale of the Option Shares:

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                 NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT."

                          (b) Prior to one year from the date the Option
has been exercised and the Option Shares purchased as a result of such exercise have been fully paid for, the Company may refuse to allow the transfer of the Option Shares unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a "no action" letter or interpretive response from the staff of the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such opinion letter or response states that the Option Shares are free of any restrictions under the Securities Act, the Company may refuse to allow the transfer of the Option Shares to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Option Shares as are set forth herein. Notwithstanding any of the foregoing, the Company may refuse to allow the transfer of the Option Shares if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

                          (c) After one year but prior to two years from
the date the Option has been exercised and the Option Shares purchased as a result of such exercise have been fully paid for, the Company may refuse to transfer the Option Shares unless the holder either (i) meets the requirements of subparagraph (b) above; or (ii) resells such Option Shares in accordance with Rule 144 promulgated under the Securities Act and furnishes to the Company written assurances of compliance therewith in the form of a copy of the Notice of Form 144 and appropriate letters of compliance from the holder of such Option Shares and the securities broker-dealer to or through which such Option Shares are being resold. No opinion of counsel for the holder of the Option Shares shall be required respecting resales in reliance on Rule 144 pursuant to clause (ii) of this subparagraph (c).
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                          (d) After two years from the date the Option has
been exercised and the Option Shares purchased as a result of such exercise have been fully paid for, the Company shall, upon the written request of any person who has held the Option Shares for two years (excluding any tolling period provided for by Rule 144) and who is not, and has not been during the preceding three months, an affiliate of the Company, reissue to such holder in such names and denominations as the holder shall request, one or more certificates for such Option Shares without any restriction whatsoever on their further transfer and cancel any and all stop-transfer instructions regarding such Option Shares on the books and records of the Company.

         11. Adequate Authorized Capitalization. The Company shall at all times during the term of the Option reserve and keep available or otherwise have authorized such number of shares of the Company's common stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all fees and expenses necessarily incurred by the Company in connection therewith, and shall from time to time use its best efforts to comply with all laws and regulations which, in the opinion of legal counsel to the Company, shall be applicable thereto.

         12. Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified or registered mail, postage prepaid, addressed to the following parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                 If to the Company:      Wanderlust Interactive, Inc.
                                         5301 Beethoven Street
                                         Suite 255
                                         Los Angeles, CA  90066
                                         Attn:  President and CEO

                 If to Optionee:         (See address on signature page)

         13. Successors and Assigns. Subject to the limitations on transferability contained in Section 6 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the Company's successors in interest and assigns, and the Optionee's permitted successors in interest.

         14. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

      "Company"                                           "Optionee"

WANDERLUST INTERACTIVE, INC.                    _______________________________



By:__________________________________           _______________________________
   Jay Smith, III, President and CEO            Signature

                                                _______________________________
                                                Number and Street

                                                _______________________________
                                                City, State and Zip Code

                                                (If Optionee is unmarried as of
                                                the date hereof, then he shall
                                                sign his name again below.)

                                                I certify that, as of the date
                                                hereof, I am not married.

                                                _______________________________
                                                Name of Optionee